UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

General Steel Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Level 21, Tower B, Jia Ming Center
No. 27 Dong San Huan North Road
Chaoyang District, Beijing, China 100020

 (Address of principal executive offices)

Registrant’s telephone number, including area code:

+ 86 (10) 57757691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Amendment No. 4 to 2008 Equity Incentive Plan

On December 29, 2014, at the annual meeting of the stockholders (the “Stockholders”) of General Steel Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2013 (the “Annual Meeting”), the Stockholders approved Amendment No. 4 (“Amendment No. 4”) to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 6,000,000.

The descriptions of the Plan and Amendment No. 4 are qualified in their entirety by reference to the Plan and Amendment No. 4, copies of which are included as Appendix A and Appendix E, respectively, to the Company’s Definitive Proxy Statement, filed with the United States Securities and Exchange Commission on December 12, 2014 (the “Proxy Statement”), and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Sufficient shares of capital stock of the Company were present at the Annual Meeting, in person or by proxy, to constitute the quorum required by the By-Laws of the Company for Proposals 1, 2, 3, 4, and 5 (as such proposals are set forth in the Proxy Statement).  The voting results for each of the five proposals are set forth below.

Proposal 1.           The five nominees to the Board of Directors of the Company were each elected based upon the following votes and to serve until the annual meeting of stockholders to be held in 2015 and until their respective successors are duly elected and qualified:

Director Nominee	Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Withheld	Broker Non-Votes
Zuosheng Yu	26,864,145	26,109,591	464,367	20,266,374
John Chen	26,877,195	26,109,591	451,317	20,266,374
Angela He	26,299,834	26,109,591	1,028,678	20,266,374
Zhongkui Cao	26,286,990	26,109,591	1,041,522	20,266,374
James Hu	26,361,140	26,109,591	967,372	20,266,374

Proposal 2.           The appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014, was ratified based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions
44,411,256	26,109,591	2,957,793	225,837

Proposal 3.           The amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 6,000,000, was approved and ratified based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions	Broker Non-Votes
26,463,454	26,109,591	762,815	102,243	20,266,374

Proposal 4.           A reverse stock split of the Company’s common stock, pursuant to which each Stockholder will receive one share of the Company’s common stock in exchange for every two, three or four shares of the Company’s common stock owned at the effective time of such reverse split, with the exact ratio to be determined by the Company’s Board of Directors, was approved based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions
40,886,050	26,109,591	6,230,456	478,380

Proposal 5.           The compensation of the Company’s Named Executive Officers was approved on a non-binding basis, based upon the following votes:

Common Stock Votes For	Series A Preferred Stock Votes For(1)	Votes Against	Abstentions	Broker Non-Votes
26,647,211	26,109,591	607,073	74,228	20,266,374

(1) As of the close of business on November 24, 2014, the record date for the Annual Meeting, the Company had 60,922,382 shares (excluding 2,472,306 shares of treasury stock) of common stock, $0.001 par value per share (“Common Stock”), issued and outstanding, and 3,092,899 shares of Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock,” and together with the Common Stock, “Voting Stock”), issued and outstanding. The 3,092,899 shares of Series A Preferred Stock have aggregate voting rights equal to thirty percent (30%) of the Company’s total Voting Stock, and, with respect to the Annual Meeting and the vote tallies above, such voting rights represented the Common Stock equivalent of 26,109,591 votes.

ITEM 8.01 OTHER EVENTS.

On January 5, 2015, the Company issued a press release announcing the results of the shareholder votes at the Annual Meeting discussed above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on January 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: January 5, 2015